Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement on Form S-3

Registration Number	Date Filed
333-203948	June 15, 2015
Registration Statements on Form S-8

Name	Registration Number	Date Filed
Danaher Corporation 2007 Stock Incentive Plan, as amended and restated; Amended and Restated Danaher Corporation 1998 Stock Option Plan	333-144572	July 13, 2007

Amended and Restated Danaher Corporation 1998 Stock Option Plan	333-59269	July 16, 1998

Danaher Corporation 2007 Stock Incentive Plan, as amended and restated	333-159059 333-175223 333-190014	May 8, 2009 June 29, 2011 July 18, 2013

Danaher Corporation and Subsidiaries Retirement and Savings Plan; Danaher Corporation and Subsidiaries Savings Plan	333-107500 333-117678 333-159057 333-213630	July 31, 2003 July 27, 2004 May 8, 2009 September 14, 2016

Danaher Corporation and Subsidiaries Amended and Restated Executive Deferred Incentive Program	333-105198 333-159056 333-213631	May 13, 2003 May 8, 2009 September 14, 2016

Pall Corporation 2012 Stock Compensation Plan, as amended	333-207565 333-213632	October 22, 2015 September 14, 2016

Cepheid 2006 Equity Incentive Plan, as amended; Cepheid 2015 Equity Incentive Plan	333-213633	September 14, 2016
of our reports dated February 21, 2017, with respect to the consolidated financial statements and schedule of Danaher Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Danaher Corporation and subsidiaries included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Tysons, Virginia
June 16, 2017